Exhibit 99.1

AsiaInfo Appoints New Chief Financial Officer

BEIJING/SANTA CLARA, Calif. – January 16, 2009 – AsiaInfo Holdings, Inc. (“AsiaInfo” or the “Company”) (NASDAQ: ASIA), a leading provider of telecom software solutions and IT security products and services in China, today announced that Ms. Eileen Chu will step down as chief financial officer, effective January 19, 2009, to pursue personal interests. The Company has appointed Ms. Wei Li, who previously served as chief financial officer of Sony Ericsson China in Beijing, to succeed Ms. Chu. During the transition period, Ms. Chu will continue to serve as a financial consultant for the Company.

“I’m extremely grateful to have had the opportunity to play a role in the development of such a successful and innovative company,” stated Ms. Chu. “It’s been a privilege to have served AsiaInfo in many different capacities, and I have confidence that the Company is ideally positioned to continue growing alongside China’s rapidly evolving telecom industry. I am equally confident that Wei Li’s wealth of financial and managerial experience with leading multinational companies will provide AsiaInfo with prudent financial management and strategic insight in the years ahead.”

Ms. Li joins AsiaInfo with more than 15 years of extensive U.S. and China-based experience in a number of financial management roles. Ms. Li previously served as the chief financial officer for Sony Ericsson China in Beijing, where she led financial management activities, including overall financial operation and governance of a large–scale, multinational corporation, carrying out sales, marketing, global research and development, global sourcing and global internal technology support in China, as well as business control activities, including strategic planning, pricing, sales operations, P&L budgeting, forecasting and analysis activities for Sony Ericsson China. From 2003 to 2007, Ms. Li served in various roles at Dell Inc. in both China and the United States, including finance director, financial planning and analysis manager and finance controller.

Ms. Li holds an EMBA from The Wharton School at the University of Pennsylvania, an M.S. in accounting from the American University Kogod School of Business and a B.S. in economics from Shanghai Jiao Tong University. Ms. Li has also been a Certified Public Account (“CPA”) in the state of Maryland since 1997.

“We are thankful for Eileen’s valuable contributions over the past few years and recognize that our enhanced financial and internal controls are a direct result of her leadership and commitment to adhering to best practices across all business lines. We wish Eileen all the best and success in her new endeavors,” said Steve Zhang, AsiaInfo’s president and chief executive officer. “We are also looking forward to having Wei Li on board and to leveraging her extensive background in finance and the telecom industry. Wei’s strong analytical skills and proven abilities in financial and corporate management will bring a fresh perspective to AsiaInfo in the new year. And I’m confident her addition will improve our communication with investors, reinforce our financial controls and deliver long-term shareholder value.”

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality telecom software solutions and IT security products and services to some of China’s largest enterprises, as well as many small and medium sized companies in China. An established leader in the Chinese telecommunications industry, AsiaInfo became a prominent supplier of IT security products and services in China with the acquisition of Lenovo’s non-telecom related IT services business in 2004.

Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile and China Unicom. Since 1998, AsiaInfo has continued diversifying its product offerings and is now a major provider of telecom software solutions in China.

For more information about AsiaInfo, please visit www.asiainfo.com.

The information contained in this document is as of January 16, 2009. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

For investor and media inquiries, please contact:

In China:

Sheryl Zhang

AsiaInfo Holdings, Inc.

Tel: +86-10-8216-6039

Email: ir@asiainfo.com

Andrew Keller

Ogilvy Financial, Beijing

Tel: +86-10-8520-3112

Email: andrew.keller@ogilvy.com

In the United States:

Mr. Thomas Smith

Ogilvy Financial, New York

Tel: +1-212-880-5269

Email: thomas.smith@ogilvypr.com